EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)                                  Registration Statement (Form S-8 No. 33-60187) pertaining to the Employee Stock Purchase Plan of Clean Harbors, Inc.,

(2)                                  Registration Statement (Form S-8 No. 333-46159) pertaining to the Equity Incentive Plan of Clean Harbors, Inc.,

(3)                                  Registration Statement (Form S-8 No. 333-63662) pertaining to the 2000 Stock Incentive Plan of Clean Harbors, Inc.,

(4)                                  Registration Statement (Form S-8 No. 333-134381) pertaining to the 2000 Stock Incentive Plan of Clean Harbors, Inc.,

(5)                                  Registration Statement (Form S-8 No. 333-134382) pertaining to the Employee Stock Purchase Plan of Clean Harbors, Inc., and

(6)                                  Registration Statement (Form S-3 No. 333-126205) of Clean Harbors, Inc.

of our report dated April 27, 2005 with respect to the financial statements of Teris L.L.C. included in this Amendment No. 1 to Current Report Form 8-K/A of Clean Harbors, Inc.

/s/ Ernst & Young LLP

Rogers, Arkansas
November 1, 2006